Exhibit 99.1

GLOBAL INDUSTRIAL COMPANY REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

-Record Sales of $288.6 Million Increases 15%-
-Gross Margin Sets Record For Third Consecutive Quarter at 37.4%-
-Operating Income Increases to $29.5 Million; Operating Margin of 10.2%-
-Board Declares $0.18 Dividend -

PORT WASHINGTON, NY, May 3, 2022 – Global Industrial Company (NYSE: GIC) today announced financial results for the first quarter ended March 31, 2022.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
	2022	2021
Net sales	$288.6	$251.1
Gross profit	$107.8	$77.3
Gross margin	37.4%	30.8%
Operating income from continuing operations	$29.5	$6.6
Operating margin	10.2%	2.6%
Net income from continuing operations	$21.8	$5.5
Net income per diluted share from continuing operations	$0.57	$0.14

Net income from discontinued operations	$0.2	$9.7
Net income per diluted share from discontinued operations	$0.01	$0.25
*
Global Industrial Company manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on April 2, 2022 and April 3, 2021, respectively, and the first quarters of both 2022 and 2021 each included 13 weeks.

Average daily sales is calculated based upon the number of selling days in each period, with Canadian sales converted to US dollars using the current year's average exchange rate. There were 65 selling days in the U.S. in each of the first quarters of 2022 and 2021, respectively, and in Canada, there were 64 selling days in the first quarter of 2022 as compared to 63 selling days in the first quarter of 2021.

First Quarter 2022 Financial Summary:

•Consolidated sales increased 14.9% to $288.6 million compared to $251.1 million last year. Sales increased 14.8% on an average daily sales basis.
•Consolidated gross margin increased to 37.4% compared to 30.8% last year.
•Consolidated operating income from continuing operations increased to $29.5 million compared to $6.6 million last year.
•Net income per diluted share from continuing operations increased to $0.57 compared to $0.14 last year.

Barry Litwin, Chief Executive Officer, said, “We delivered an exceptional first quarter performance with record revenue and profitability, driven by strong demand and excellent execution across the business. Revenue of $288 million was a quarterly record, and improved nearly 15% over the prior year, supported by strong sales trends throughout the period. For the third consecutive quarter we delivered record gross margin, which reached 37.4% in the quarter, and operating margin surpassed 10% resulting in more than $29 million in operating income. We also achieved a significant milestone in the first quarter as we delivered double digit operating margins for a cumulative twelve month period for the first time in our history.

“Execution of our ACE strategy is strengthening our customer-focused culture, driving top line growth and delivering sustainable improvements in profitability. We are making further investments that will position us to expand market share and capitalize on our growth opportunities. We are committed to driving operational excellence, leading in digital innovation, and investing in our people, private brands and distribution operations. A focus on the customer continues to guide everything we do, allowing us to elevate Global Industrial’s position as a trusted partner and enhance the service and experience we provide to our customers.”

At March 31, 2022, the Company had total working capital of $137.9 million, cash and cash equivalents of $14.6 million, excess availability under its credit facility of approximately $45.9 million and approximately $25.0 million of outstanding debt. Operating cash flow used in continuing operations in the quarter was $14.0 million. The Company’s Board of Directors has declared a cash dividend of $0.18 per share to common stock shareholders of record at the close of business on May 16, 2022, payable on May 23, 2022.

Earnings Conference Call Details
Global Industrial Company will host a conference call and question and answer session on its first quarter 2022 results today, May 3, 2022 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at investors.globalindustrial.com in the investor relations section. The webcast will also be archived on investors.globalindustrial.com for approximately 90 days.

About Global Industrial Company
Global Industrial Company (NYSE: GIC), through its operating subsidiaries, is a value-added distributor. For more than 70 years Global Industrial has gone the extra mile for its customers and offers more than a million industrial and MRO products, including its own Global Industrial exclusive brands. With extensive product knowledge and a solutions-based approach, Global Industrial helps customers solve problems and be more successful. At Global Industrial, "We can supply that®".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions, including effects of rising inflation; iii) future operations, such as risks regarding strategic business initiatives, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions and/or due to supply chain disruptions arising from the Coronavirus pandemic, war, geopolitical conflicts and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.
Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, consumer prices and inflation, interest rates, borrowing ability and economic conditions in the manufacturing and/or distribution industries generally, as well as government spending levels, will continue to impact our business; delays in the timely availability of products from our suppliers has in the past and could in the future delay receipt of needed product, resulting in delayed or lost sales; global supply chains and the timely availability of products, particularly products, or product components used in domestic manufacturing, imported from China and other Asian nations as well as from other countries, have been, and in the future could continue to be adversely affected by allocation restrictions of difficult to source products by our vendors; quarantines, factory slowdowns or shutdowns, border closings and travel restrictions resulting from the Coronavirus pandemic have in the past and could in the future adversely affect the timely availability of products, resulting in delayed or lost sales; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations if we are not able to mitigate these measures; our use of alternate sources of supply, such as utilizing new vendors in additional countries, entails various risks, such as identifying, vetting and managing new business relationships, reliance on new vendors and maintaining quality control over their products, and protecting our intellectual property rights; increases in freight and shipping costs, including fuel costs, could affect our margins to the extent the increases cannot be passed along to customers, as has occurred in the past; extreme weather conditions have delayed or disrupted global product supply chains and have affected our ability to timely receive and ship products, which have and could adversely impact sales; other critical factors affecting the shipping and distribution of products imported to the United States by us or our domestic vendors, such as a global shortage in availability of shipping containers, shipping port congestion, and pandemic related labor shortages, have in the past and could in the future adversely affect the timely availability of products, resulting in delayed or lost sales, as well as adversely affecting our margins; our reliance on common carrier delivery services for shipping inventoried merchandise to customers; our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third-party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; and this aspect of competition is aggravated by the current tight labor market in the U.S. for such jobs and at a time this market is undergoing competitive changes due to the Coronavirus pandemic; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, and other government actions, such as anti-dumping, unclaimed property, or trade and customs actions by U.S. or foreign governmental authorities, have occurred in the past and although had no material impact to our business, there can be no assurance that such events would not have such impact on our business and results of operation.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended March 31,
	2022	2021
Net sales	$288.6	$251.1
Cost of sales	180.8	173.8
Gross profit	107.8	77.3
Gross margin	37.4%	30.8%
Selling, distribution and administrative expenses	78.3	70.7
Operating income from continuing operations	29.5	6.6
Operating margin	10.2%	2.6%
Interest and other expense, net	0.4	0.1
Income from continuing operations before income taxes	29.1	6.5
Provision for income taxes	7.3	1.0
Net income from continuing operations	21.8	5.5
Net income from discontinued operations	0.2	9.7
Net income	$22.0	$15.2

Net income per common share from continuing operations:
Basic	$0.57	$0.15
Diluted	$0.57	$0.14

Net income per common share from discontinued operations:
Basic	$0.01	$0.26
Diluted	$0.01	$0.25

Net income per common share:
Basic	$0.58	$0.41
Diluted	$0.58	$0.39

Weighted average common and common equivalent shares:
Basic	37.9	37.7
Diluted	38.1	37.9

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	March 31,	December 31,
	2022	2021
Current assets:
Cash and cash equivalents	$14.6	$15.4
Accounts receivable, net	118.9	106.8
Inventories	204.4	172.8
Prepaid expenses and other current assets	7.1	6.4
Total current assets	345.0	301.4
Property, plant and equipment, net	16.7	16.5
Operating lease right-of-use assets	66.3	68.8
Goodwill, intangibles and other assets	18.4	18.3
Total assets	$446.4	$405.0

Current liabilities:
Accounts payable and accrued expenses	$171.6	$164.9
Short-term debt	25.0	4.5
Operating lease liabilities	10.5	10.5
Total current liabilities	207.1	179.9
Operating lease liabilities	65.8	68.5
Other liabilities	2.7	3.0
Shareholders’ equity	170.8	153.6
Total liabilities and shareholders’ equity	$446.4	$405.0

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Quarter Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$21.8	$5.5
Adjustments to reconcile net income from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	0.9	1.0
Stock-based compensation	1.0	0.4
Change in working capital	(38.2)	1.1
Other, net	0.5	0.9
Net cash (used in) provided by operating activities from continuing operations	(14.0)	8.9
Net cash (used in) provided by operating activities from discontinued operations	(0.1)	12.0
Net cash (used in) provided by operating activities	(14.1)	20.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1.1)	(0.9)
Net cash used in investing activities	(1.1)	(0.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds of short-term borrowings	20.5	0.0
Dividends paid	(7.0)	(6.4)
Stock-based compensation share issuances, net	0.9	0.9
Net cash provided by (used in) financing activities from continuing operations	14.4	(5.5)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.0	0.0

NET (DECREASE) INCREASE IN CASH	(0.8)	14.5
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	15.4	24.0
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$14.6	$38.5

SUPPLEMENTAL DISCLOSURES:
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
CASH AND CASH EQUIVALENTS	$14.6	$36.9
RESTRICTED CASH	0.0	1.6
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$14.6	$38.5